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Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Evrett W. Benton, President & CEO, Bruce J. Mackey Jr., Treasurer & CFO, or Tim Bonang, Manager of Investor Relations (617) 796-8387 www.fivestarqualitycare.com

Five Star Quality Care, Inc. Files Registration
Statement for Shares of Common Stock

        Newton, MA (October 26, 2004): Five Star Quality Care, Inc. (AMEX: FVE) announced today that it has filed a registration statement with the Securities and Exchange Commission to sell up to 2.3 million shares of common stock. The purpose of this offering would be to raise funds for general business purposes. Although Five Star has filed the registration statement, it has not selected underwriters and it is possible that Five Star will determine not to proceed with an offering of common stock. Any decision by Five Star regarding an offering of shares of common stock in the future will depend, among other things, on market conditions at that time.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities.

        Five Star owns, leases and operates independent living and assisted living communities as well as skilled nursing facilities. Five Star is headquartered in Newton, Massachusetts.

        THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR'S PRESENT EXPECTATIONS RELATING TO A POSSIBLE OFFERING OF SHARES OF COMMON STOCK. FOR THE REASONS DISCUSSED ABOVE, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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Exhibit 99.1